Exhibit 99.1

Abbott Reports Third-Quarter 2014 Results

–  Third-Quarter Adjusted EPS Above Previous Guidance Range, Including Results From Discontinued Operations Related to Mylan Transaction  –

–  Raises Mid-Point of Full-Year 2014 EPS Guidance; Excluding Specified Items, Represents Double-Digit Growth  –

Abbott Contacts: Financial: Brian Yoor (224) 667-6343 Tina Ventura (224) 668-7606 Scott Leinenweber (224) 668-0791 Media: Scott Stoffel (224) 668-5201 Angela Duff (224) 668-6894	ABBOTT PARK, Ill., Oct. 22, 2014 — Abbott today announced financial results for the third quarter ended Sept. 30, 2014.

•                  Diluted EPS, excluding specified items, was $0.62 in the third quarter, representing growth of 12.7 percent, and above the previous guidance range of $0.59 to $0.61. This includes results from the developed markets branded generics pharmaceuticals business, now presented as discontinued operations due to the pending sale of this business to Mylan. Reported diluted EPS under GAAP was $0.36. See page 2 for additional information on how results from the developed markets branded generics pharmaceuticals business are being reported.

•                  Abbott is raising the mid-point of its full-year 2014 adjusted EPS guidance, including results from both continuing and discontinued operations, to $2.25 to $2.27 from $2.19 to $2.29, reflecting double-digit growth. Projected full-year 2014 EPS under GAAP is $1.22 to $1.24, including results from both continuing and discontinued operations.

•                  Third-quarter worldwide sales of $5.1 billion from continuing operations, which exclude the sales from the developed markets branded generics pharmaceuticals business, increased 6.7 percent on an operational basis and 5.8 percent on a reported basis.

• Worldwide sales of $5.6 billion from both continuing and discontinued operations increased 5.6 percent on an operational basis and 4.7 percent on a reported basis in the third quarter.

• In September, Abbott completed its acquisition of CFR Pharmaceuticals, more than doubling Abbott’s branded generics pharmaceuticals presence in Latin America.

•                  In its Medical Devices business, Abbott received European approval for its revolutionary FreeStyle® Libre Flash Glucose Monitoring System that eliminates routine finger pricks and finger-prick calibration. Abbott also announced positive one-year results from the ABSORB II randomized clinical trial, demonstrating that the Absorb Bioresorbable Vascular Scaffold is comparable to XIENCE, Abbott’s leading drug-eluting stent.

“We reported another quarter of sequential sales growth, including improved performance in our branded generics pharmaceuticals and nutrition businesses, and we are particularly pleased with the growth in our vision care business,” said Miles D. White, chairman and chief executive officer, Abbott.

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Third-Quarter Business Overview

Note regarding presentation of financial results beginning this quarter: On July 14, 2014, Abbott announced the sale of its developed markets branded generics pharmaceuticals business to Mylan. In accordance with GAAP, financial results from the developed markets branded generics pharmaceuticals business have been excluded from continuing operations and are reported as discontinued operations in the Earnings and EPS lines of the Consolidated Statement of Earnings. Prior year and year-to-date results also have been adjusted to report the developed markets branded generics pharmaceuticals business as discontinued operations. As a result, Sales and Consolidated Statement of Earnings reflect the remaining business at Abbott, reported as continuing operations.

Following are sales by business segment from continuing operations and commentary for the third quarter and the first nine months of the year:

Total Company

($ in millions)

				% Change vs. 3Q13
	Sales 3Q14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	1,577	3,527	5,104	(0.6)	10.2	8.9	6.7	5.8
Nutrition	734	1,053	1,787	1.3	17.1	15.7	10.1	9.3
Diagnostics	325	855	1,180	1.8	8.0	6.1	6.2	4.9
Established Pharmaceuticals	—	771	771	n/a	12.9	11.5	12.9	11.5
Medical Devices	493	836	1,329	(5.1)	2.3	1.6	(0.6)	(1.0)

* Total Sales included in this schedule are from continuing operations; third-quarter sales from continuing and discontinued operations total $5.623 billion, including $519 million of sales from discontinued operations. Total Abbott Sales from continuing operations also include Other Sales of $37 million.

				% Change vs. 9M13
	Sales 9M14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	4,627	10,330	14,957	(1.2)	6.3	3.7	3.9	2.1
Nutrition	2,148	3,001	5,149	(0.5)	6.9	4.2	3.7	2.2
Diagnostics	961	2,525	3,486	4.9	5.9	3.8	5.6	4.1
Established Pharmaceuticals	—	2,196	2,196	n/a	7.9	2.9	7.9	2.9
Medical Devices	1,451	2,562	4,013	(5.7)	3.9	3.0	0.2	(0.3)

* Total Sales included in this schedule are from continuing operations; year-to-date sales from continuing and discontinued operations total $16.418 billion, including $1.461 billion of sales from discontinued operations. Total Abbott Sales from continuing operations also include Other Sales of $113 million.

n/a = Not Applicable.

Note: Operational growth reflects percentage change over the prior year excluding the impact of exchange rates.

Third-quarter 2014 worldwide sales from continuing operations of $5.1 billion increased 6.7 percent on an operational basis and 5.8 percent on a reported basis, including an unfavorable 0.9 percent effect of foreign exchange.

International sales from continuing operations, which comprise approximately 70 percent of total Abbott sales, increased 10.2 percent on an operational basis and 8.9 percent on a reported basis in the third quarter.

Emerging market sales from continuing operations, which will now comprise nearly 50 percent of total Abbott sales, increased 15.0 percent on an operational basis and 13.8 percent on a reported basis in the third quarter, driven by double-digit growth in Nutrition, Diagnostics and Established Pharmaceuticals.

Nutrition

($ in millions)

				% Change vs. 3Q13
	Sales 3Q14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	734	1,053	1,787	1.3	17.1	15.7	10.1	9.3
Pediatric	382	581	963	1.3	14.0	12.9	8.6	8.0
Adult	352	472	824	1.3	21.1	19.3	11.8	10.8

				% Change vs. 9M13
	Sales 9M14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	2,148	3,001	5,149	(0.5)	6.9	4.2	3.7	2.2
Pediatric	1,138	1,697	2,835	(0.6)	1.7	(0.6)	0.8	(0.6)
Adult	1,010	1,304	2,314	(0.3)	14.5	11.2	7.7	5.9

Worldwide Nutrition sales increased 10.1 percent in the third quarter on an operational basis and 9.3 percent on a reported basis, including an unfavorable 0.8 percent effect of foreign exchange.

Worldwide Pediatric Nutrition sales increased 8.6 percent on an operational basis and 8.0 percent on a reported basis in the quarter, including an unfavorable 0.6 percent effect of foreign exchange. Sales growth in the quarter was led by market uptake of recently launched products, including new infant formula products, Eleva™ and Similac® QINTI™, which were launched earlier this year in China.

Worldwide Adult Nutrition sales increased 11.8 percent on an operational basis and 10.8 percent on a reported basis in the quarter, including an unfavorable 1.0 percent effect of foreign exchange. Sales growth in the quarter was led by strong growth of Ensure® and continued expansion of the adult nutrition category internationally.

Abbott recently announced the opening of its new nutrition manufacturing plant in India to meet increasing demand for its pediatric and adult nutrition products. This new manufacturing plant and Abbott’s nutrition R&D center in India will work together to deliver innovations that address unmet health needs while also meeting specific local tastes and preferences.

Diagnostics

($ in millions)

				% Change vs. 3Q13
	Sales 3Q14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	325	855	1,180	1.8	8.0	6.1	6.2	4.9
Core Laboratory	189	766	955	1.0	8.3	6.3	6.8	5.2
Molecular	50	68	118	—	1.9	1.5	1.1	0.9
Point of Care	86	21	107	4.5	17.1	17.2	6.7	6.7

				% Change vs. 9M13
	Sales 9M14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	961	2,525	3,486	4.9	5.9	3.8	5.6	4.1
Core Laboratory	561	2,267	2,828	7.5	6.0	3.8	6.3	4.5
Molecular	149	197	346	(0.8)	2.6	2.4	1.1	1.0
Point of Care	251	61	312	2.9	11.2	10.2	4.4	4.2

Worldwide Diagnostics sales increased 6.2 percent in the third quarter on an operational basis and 4.9 percent on a reported basis, including an unfavorable 1.3 percent effect of foreign exchange. This business continues to invest in the development of several next-generation diagnostic platforms across all of its business units that are designed to positively impact patient care, improve service to customers, enhance laboratory productivity and reduce costs.

Core Laboratory Diagnostics sales increased 6.8 percent in the quarter on an operational basis and 5.2 percent on a reported basis, including an unfavorable 1.6 percent effect of foreign exchange. International sales growth of 8.3 percent on an operational basis was driven by continued strong growth in emerging markets. U.S. sales growth in the quarter was impacted by comparison to the third quarter 2013 when sales were higher due to the timing of equipment sales.

Molecular Diagnostics sales increased 1.1 percent in the quarter on an operational basis, impacted by market dynamics in its smaller businesses, as well as the timing of tenders in its infectious disease business in several emerging markets. Sales increased 0.9 percent on a reported basis, including an unfavorable 0.2 percent effect of foreign exchange.

Point of Care Diagnostics sales increased 6.7 percent in the quarter on an operational and a reported basis as this business continues to build and expand its presence in targeted developed and emerging markets.

Established Pharmaceuticals

($ in millions)

Note regarding presentation of financial results beginning this quarter: In accordance with GAAP, financial results from the developed markets branded generics pharmaceuticals business have been excluded from continuing operations due to the pending sale of this business to Mylan and are reported as discontinued operations. Prior year and year-to-date results have also been adjusted to report the developed markets branded generics pharmaceuticals business as discontinued operations. Therefore, sales shown in the following charts represent continuing operations.

				% Change vs. 3Q13
	Sales 3Q14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	—	771	771	n/a	12.9	11.5	12.9	11.5
Key Emerging Markets	—	602	602	n/a	10.2	9.0	10.2	9.0
Other Emerging Markets **	—	169	169	n/a	23.5	21.2	23.5	21.2

* Sales included in this schedule are from continuing operations; third-quarter sales from continuing and discontinued operations total $1.290 billion, including $519 million of sales from discontinued operations.

** Includes sales from CFR Pharmaceuticals; transaction closed Sept. 26, 2014.

				% Change vs. 9M13
	Sales 9M14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	—	2,196	2,196	n/a	7.9	2.9	7.9	2.9
Key Emerging Markets	—	1,708	1,708	n/a	6.7	1.2	6.7	1.2
Other Emerging Markets **	—	488	488	n/a	12.4	9.3	12.4	9.3

* Sales included in this schedule are from continuing operations; year-to-date sales from continuing and discontinued operations total $3.657 billion, including $1.461 billion of sales from discontinued operations.

** Includes sales from CFR Pharmaceuticals; transaction closed Sept. 26, 2014.

n/a = Not Applicable.

On July 14, 2014, Abbott announced that it will sell its developed markets branded generics pharmaceuticals business to Mylan. This transaction is expected to positively impact Abbott’s 2015 sales and earnings-per-share growth rates as the company focuses its branded generics pharmaceuticals business entirely on emerging markets. Abbott expects to close the transaction in the first quarter of 2015.

Established Pharmaceuticals sales from continuing operations increased 12.9 percent in the third quarter on an operational basis and 11.5 percent on a reported basis, including an unfavorable 1.4 percent effect of foreign exchange.

Key Emerging Markets include India, Russia, Brazil and China, along with several additional emerging markets that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these geographies increased 10.2 percent on an operational basis led by strong growth in India, Russia, Mexico and Vietnam. Sales increased 9.0 percent on a reported basis, including an unfavorable 1.2 percent effect of foreign exchange.

On Sept. 26, 2014, Abbott completed its acquisition of Latin American pharmaceutical company CFR Pharmaceuticals. This acquisition more than doubles Abbott’s branded generics presence in Latin America and immediately establishes Abbott among the top 10 pharmaceutical companies in the region.

Medical Devices

($ in millions)

				% Change vs. 3Q13
	Sales 3Q14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	493	836	1,329	(5.1)	2.3	1.6	(0.6)	(1.0)
Vascular	281	449	730	(6.7)	1.0	0.5	(2.1)	(2.4)
Diabetes Care	102	198	300	(16.4)	1.5	0.9	(5.3)	(5.8)
Medical Optics	110	189	299	14.0	6.4	5.2	9.0	8.3

Vascular Product Lines:
DES/BVSa)	111	244	355	(14.1)	(3.6)	(4.2)	(7.1)	(7.6)
Other Coronary Productsb)	48	92	140	1.6	3.1	2.8	2.6	2.4
Endovascularc)	69	65	134	10.7	16.6	16.6	13.5	13.5

				% Change vs. 9M13
	Sales 9M14				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	1,451	2,562	4,013	(5.7)	3.9	3.0	0.2	(0.3)
Vascular	827	1,405	2,232	(4.1)	2.7	2.1	0.1	(0.3)
Diabetes Care	297	580	877	(24.0)	2.4	1.8	(8.3)	(8.7)
Medical Optics	327	577	904	14.2	8.4	6.8	10.4	9.4

Vascular Product Lines:
DES/BVSa)	332	761	1,093	(13.4)	(0.6)	(2.1)	(4.8)	(5.8)
Other Coronary Productsb)	147	289	436	1.7	1.4	1.4	1.5	1.5
Endovascularc)	196	195	391	6.8	15.7	16.3	11.0	11.3

a) Includes drug-eluting stents and bioresorbable vascular scaffold (BVS) product portfolio.

b) Includes guide wires, balloon catheters and other coronary products.

c) Includes vessel closure, carotid stents and other peripheral products.

Worldwide Medical Devices sales decreased 0.6 percent in the third quarter on an operational basis and 1.0 percent on a reported basis, including an unfavorable 0.4 percent effect of foreign exchange.

Worldwide sales of Vascular products decreased 2.1 percent in the quarter on an operational basis and 2.4 percent on a reported basis, including an unfavorable 0.3 percent effect of foreign exchange. Sales growth in the quarter was impacted by a comparison to the third quarter 2013 when Abbott realized the final sales true-up related to a third-party agreement. Abbott’s Endovascular business and its structural heart product, MitraClip®, for the treatment of mitral regurgitation, delivered double-digit global growth in the quarter. In the U.S., MitraClip recently received improved reimbursement and National Medicare coverage. Worldwide sales of Vascular products were also impacted by a decline in drug-eluting stent sales.

In September, Abbott presented the one-year results from the ABSORB II randomized clinical trial demonstrating that its Absorb Bioresorbable Vascular Scaffold is comparable to Abbott’s leading XIENCE drug-eluting stent in treating people with coronary artery disease. In addition, the study showed that people treated with Absorb experienced significantly lower rates of angina, or chest pain.

Worldwide Diabetes Care sales decreased 5.3 percent in the quarter on an operational basis and 5.8 percent on a reported basis, including an unfavorable 0.5 percent effect of foreign exchange. In the U.S., the impact of CMS reimbursement reductions and market dynamics moderated in the quarter, in line with expectations. Outside of the U.S., Abbott is driving growth in both emerging and developed markets.

In September, Abbott announced CE Mark for its FreeStyle Libre Flash Glucose Monitoring System. FreeStyle Libre is a revolutionary new glucose sensing technology that eliminates routine finger pricks, requires no finger-prick calibration and presents data in a user-friendly, visual chart, enabling productive treatment discussions between patients and healthcare professionals.

Worldwide Medical Optics sales increased 9.0 percent in the quarter on an operational basis and 8.3 percent on a reported basis, including an unfavorable 0.7 percent effect of foreign exchange. Sales of cataract products, which represent nearly 70 percent of Medical Optics sales, increased double digits, outpacing the growth of the global cataract market. This performance was driven by continued share gains of recently launched intraocular lenses (IOLs), as well as further penetration of Abbott’s Catalys® Precision Laser System for cataract surgery. In addition, Abbott recently announced that it will broaden its global presence by building a new manufacturing facility in Malaysia to support growing global demand for its IOLs.

Abbott raises the mid-point and narrows its full-year 2014 earnings-per-share guidance range

Abbott is raising the mid-point and narrowing its full-year 2014 earnings-per-share guidance, excluding specified items, to $2.25 to $2.27 from $2.19 to $2.29, representing double-digit growth. This guidance includes results from the developed markets branded generics pharmaceuticals business, reported as discontinued operations due to the pending sale of this business to Mylan.

Abbott continues to forecast net specified items for the full year 2014 of $1.03 per share. Specified items include intangible amortization expense, charges associated with cost reduction initiatives, deal and other expenses related to the acquisitions and pending sale of the developed markets branded generics pharmaceuticals business, as well as tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings, partially offset by a net favorable adjustment to tax expense related to the resolution of various tax positions from previous years.

Including net specified items, projected earnings per share under Generally Accepted Accounting Principles (GAAP) would be $1.22 to $1.24 for the full year 2014, including results from both continuing and discontinued operations.

Abbott is issuing fourth-quarter 2014 earnings-per-share guidance, excluding specified items, of $0.68 to $0.70, representing double-digit growth. Abbott forecasts specified items for the fourth quarter 2014 of $0.36. Including specified items, projected earnings-per-share under GAAP would be $0.32 to $0.34 for the fourth quarter. This guidance includes results from both continuing and discontinued operations.

Abbott announces $3 billion share repurchase program and declares 363rd quarterly dividend

On Sept. 11, 2014, the board of directors of Abbott authorized the repurchase of up to $3 billion of Abbott’s common shares, as market conditions warrant and subject to regulatory considerations. The board of directors also declared the company’s quarterly dividend of $0.22 per share. Abbott’s cash dividend is payable Nov. 15, 2014, to shareholders of record at the close of business on Oct. 15, 2014.

Abbott is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for 25 consecutive years.

About Abbott

Abbott (NYSE: ABT) is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 69,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live third-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available after 11 a.m. Central time.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2013, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Laboratories and Subsidiaries

Consolidated Statement of Earnings

Third Quarter Ended September 30, 2014 and 2013

(in millions, except per share data)

(unaudited)

	3Q14	3Q13	% Change
Net Sales	$5,104	$4,825	5.8

Cost of products sold, excluding amortization expense	2,331	2,255	3.4
Amortization of intangible assets	132	146	(9.2)
Research and development	307	339	(9.5)
Selling, general, and administrative	1,603	1,612	(0.6)
Total Operating Cost and Expenses	4,373	4,352	0.5

Operating earnings	731	473	54.5

Interest expense, net	17	21	(17.9)
Net foreign exchange (gain) loss	(1)	(2)	(63.6)
Other (income) expense, net	(3)	(27)	(87.4)
Earnings from Continuing Operations before taxes	718	481	49.3

Taxes on Earnings from Continuing Operations	278	(163)	n/m	1)
Earnings from Continuing Operations	440	644	(31.6)

Earnings from Discontinued Operations, net of taxes	98	322	(69.5)	2) 3)

Net Earnings	$538	$966	(44.2)

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$820	$688	19.2	4)

Net Earnings from Discontinued Operations, excluding Specified Items, as described below	125	185	(32.4)	2) 5)

Net Earnings, excluding Specified Items, as described below	$945	$873	8.3

Diluted Earnings per Common Share from:

Continuing Operations	$0.29	$0.41	(29.3)

Discontinued Operations	0.07	0.20	(65.0)	2) 3)

Total	$0.36	$0.61	(41.0)

Diluted Earnings per Common Share, excluding Specified Items, as described below, from:

Continuing Operations	$0.54	$0.44	22.7	4)

Discontinued Operations	0.08	0.11	(27.3)	2) 5)

Total	$0.62	$0.55	12.7

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options and Awards	1,520	1,567

NOTES:

a)             See tables on pages 13 and 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             Increase over prior year is a result of specified items, including 2013 favorable adjustment to tax expense as a result of the resolution of various tax positions from previous years, and 2014 current quarter tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

2)             Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect the reporting of the developed markets branded generics pharmaceuticals business as discontinued operations due to the pending sale of this business to Mylan.

3)             2013 Earnings from Discontinued Operations, net of taxes, also includes a favorable adjustment to tax expense of $193 million, or $0.12 per share, as a result of the resolution of various tax positions from a previous year related to AbbVie operations.

4)             2014 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $380 million, or $0.25 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and deal and other expenses related to the acquisitions, as well as current quarter tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

2013 Net Earnings from Continuing Operations, excluding Specified Items, excludes after-tax charges of $44 million, or $0.03 per share, for intangible amortization expense; expenses associated with cost reduction initiatives; a philanthropic contribution to the Abbott Fund; and other costs, including integration and separation-related costs; partially offset by a favorable tax adjustment, as discussed in note 1.

5)             2014 Net Earnings from Discontinued Operations, excluding Specified Items, excludes net after-tax charges of $27 million, or $0.01 per share, primarily related to current quarter tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

2013 Net Earnings from Discontinued Operations, excluding Specified Items, excludes a favorable tax adjustment of $193 million, or $0.12 per share, related to AbbVie operations, as discussed in note 3, partially offset by net after-tax charges of $56 million, or $0.03 per share, primarily related to cost reduction initiatives.

Abbott Laboratories and Subsidiaries

Consolidated Statement of Earnings

Nine Months Ended September 30, 2014 and 2013

(in millions, except per share data)

(unaudited)

	9M14	9M13	% Change
Net Sales	$14,957	$14,643	2.1

Cost of products sold, excluding amortization expense	6,918	6,854	0.9
Amortization of intangible assets	392	441	(11.2)
Research and development	989	1,012	(2.3)
Selling, general, and administrative	4,886	4,831	1.1
Total Operating Cost and Expenses	13,185	13,138	0.4

Operating earnings	1,772	1,505	17.8

Interest expense, net	53	64	(16.6)
Net foreign exchange (gain) loss	1	36	(98.5)
Other (income) expense, net	2	(28)	n/m
Earnings from Continuing Operations before taxes	1,716	1,433	19.7

Taxes on Earnings from Continuing Operations	627	(71)	n/m	1)
Earnings from Continuing Operations	1,089	1,504	(27.6)

Earnings from Discontinued Operations, net of taxes	291	483	(39.6)	2) 3)

Net Earnings	$1,380	$1,987	(30.5)

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$2,096	$1,842	13.8	4)

Net Earnings from Discontinued Operations, excluding Specified Items, as described below	319	429	(25.6)	2) 5)

Net Earnings, excluding Specified Items, as described below	$2,415	$2,271	6.3

Diluted Earnings per Common Share from:

Continuing Operations	$0.71	$0.95	(25.3)

Discontinued Operations	0.19	0.30	(36.7)	2) 3)

Total	$0.90	$1.25	(28.0)

Diluted Earnings per Common Share, excluding Specified Items, as described below, from:

Continuing Operations	$1.36	$1.16	17.2	4)

Discontinued Operations	0.21	0.27	(22.2)	2) 5)

Total	$1.57	$1.43	9.8

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options and Awards	1,529	1,576

NOTES:

a)             See tables on pages 15 and 16 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             Increase over prior year is a result of specified items, including 2013 favorable adjustments to tax expense as a result of the resolution of various tax positions from previous years and for the impact of U.S. tax law changes enacted in 2013 related to 2012 results, as well as 2014 year-to-date tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

2)             Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect the reporting of the developed markets branded generics pharmaceuticals business as discontinued operations due to the pending sale of this business to Mylan.

3)            2014 Earnings from Discontinued Operations, net of taxes, also includes a net favorable adjustment to tax expense of $37 million, or $0.03 per share, as a result of the resolution of various tax positions from previous years related to AbbVie operations.

2013 Earnings from Discontinued Operations, net of taxes, also includes a favorable adjustment to tax expense of $193 million, or $0.12 per share, as a result of the resolution of various tax positions from a previous year related to AbbVie operations.

4)             2014 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.007 billion, or $0.65 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and deal and other expenses related to the acquisitions, as well as year-to-date tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

2013 Net Earnings from Continuing Operations, excluding Specified Items, excludes after-tax charges of $338 million, or $0.21 per share, for intangible amortization expense, expenses associated with cost reduction initiatives, a philanthropic contribution to the Abbott Fund, and other costs, including integration and separation-related costs, partially offset by favorable tax adjustments, as discussed in note 1.

5)             2014 Net Earnings from Discontinued Operations, excluding Specified Items, excludes net after-tax charges of $65 million, or $0.05 per share, primarily related to intangible amortization expense and cost reduction initiatives, as well as year-to-date tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings, net of a favorable adjustment to tax expense related to the resolution of various tax positions from previous years; partially offset by a net favorable adjustment to tax expense of $37 million, or $0.03 per share, related to AbbVie operations, as discussed in note 3.

2013 Net Earnings from Discontinued Operations, excluding Specified Items, excludes a favorable tax adjustment of $193 million, or $0.12 per share, related to AbbVie operations, as discussed in note 3, partially offset by net after-tax charges of $139 million, or $0.09 per share, primarily related to cost reduction initiatives.

Non-GAAP Reconciliation of Financial Information

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information

Third Quarter Ended September 30, 2014 and 2013

(in millions, except per share data)

(unaudited)

Reconciliation of Diluted Earnings per Common Share

	3Q14
	GAAP	Disc Ops- AbbVie	Specified Items	As Adjusted

Continuing Operations	$0.29	—	$0.25	$0.54
Discontinued Operations	$0.07	—	$0.01	$0.08
Total	$0.36	—	$0.26	$0.62

Reconciliation of Financial Information

	3Q14
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Continuing Operations
Intangible Amortization	$132	$(132)	—
Gross Margin	2,641	188	$2,829	55.4%
R&D	307	(2)	305	6.0%
SG&A	1,603	(100)	1,503	29.4%
Other (Income) Expense, Net	(3)	(4)	(7)
Earnings before taxes	718	294	1,012
Taxes on Earnings	278	(86)	192
Net Earnings	440	380	820
Diluted Earnings per Share	$0.29	$0.25	$0.54

Discontinued Operations
Net Earnings	$98	$27	$125
Diluted Earnings per Share	$0.07	$0.01	$0.08

Specified items for continuing operations reflect intangible amortization expense of $132 million and other expenses of $162 million, primarily associated with cost reduction initiatives and deal and other expenses related to the acquisitions, as well as current quarter tax expense of $110 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

Specified items for discontinued operations are primarily related to current quarter tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

Reconciliation of Diluted Earnings per Common Share

	3Q13
	Historical GAAP	Disc Ops- EPD DM	Historical GAAP Adj for EPD DM	Disc Ops- AbbVie	Specified Items	As Adjusted

Continuing Operations	$0.49	$(0.08)	$0.41	—	$0.03	$0.44
Discontinued Operations	$0.12	$0.08	$0.20	$(0.12)	$0.03	$0.11
Total	$0.61	—	$0.61	$(0.12)	$0.06	$0.55

Reconciliation of Financial Information

	3Q13
	Historical GAAP	Disc Ops- EPD DM	Historical GAAP Adj for EPD DM	Disc Ops- AbbVie	Specified Items	As Adjusted	% to Sales

Continuing Operations
Intangible Amortization	$197	$(51)	$146	—	$(146)	—
Gross Margin	2,722	(298)	2,424	—	216	$2,640	54.7%
R&D	357	(18)	339	—	(11)	328	6.8%
SG&A	1,735	(123)	1,612	—	(110)	1,502	31.1%
Other Non-Operating Items	2	(10)	(8)	—	—	(8)
Earnings before taxes	628	(147)	481	—	337	818
Taxes on Earnings	(145)	(18)	(163)	—	293	130
Net Earnings	773	(129)	644	—	44	688
Diluted Earnings per Share	$0.49	$(0.08)	$0.41	—	$0.03	$0.44

Discontinued Operations
Net Earnings	$193	$129	$322	$(193)	$56	$185
Diluted Earnings per Share	$0.12	$0.08	$0.20	$(0.12)	$0.03	$0.11

Specified items for continuing operations reflect intangible amortization expense of $146 million; expenses associated with cost reduction initiatives of $81 million; a philanthropic contribution to the Abbott Fund of $40 million; and other expenses of $70 million, including integration and separation-related costs; partially offset by a favorable adjustment to tax expense of $237 million related to the resolution of various tax provisions from previous years.

Specified items for discontinued operations are primarily related to cost reductions initiatives.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information

Nine Months Ended September 30, 2014 and 2013

(in millions, except per share data)

(unaudited)

Reconciliation of Diluted Earnings per Common Share

	9M14
	GAAP	Disc Ops- AbbVie	Specified Items	As Adjusted

Continuing Operations	$0.71	—	$0.65	$1.36
Discontinued Operations	$0.19	$(0.03)	$0.05	$0.21
Total	$0.90	$(0.03)	$0.70	$1.57

Reconciliation of Financial Information

	9M14
	As Reported (GAAP)	Disc Ops- AbbVie	Specified Items	As Adjusted	% to Sales

Continuing Operations
Intangible Amortization	$392	—	$(392)	—
Gross Margin	7,647	—	530	$8,177	54.7%
R&D	989	—	(53)	936	6.3%
SG&A	4,886	—	(280)	4,606	30.8%
Other (Income) Expense, Net	2	—	(8)	(6)
Earnings before taxes	1,716	—	871	2,587
Taxes on Earnings	627	—	(136)	491
Net Earnings	1,089	—	1,007	2,096
Diluted Earnings per Share	$0.71	—	$0.65	$1.36

Discontinued Operations
Net Earnings	$291	$(37)	$65	$319
Diluted Earnings per Share	$0.19	$(0.03)	$0.05	$0.21

Specified items for continuing operations reflect intangible amortization expense of $392 million and other expenses of $479 million, primarily associated with cost reduction initiatives and deal and other expenses related to the acquisitions, as well as year-to-date tax expense of $264 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

Specified items for discontinued operations are primarily related to intangible amortization expense, cost reduction initiatives, as well as year-to-date tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings, net of a favorable adjustment to tax expense related to the resolution of various tax positions from previous years.

Reconciliation of Diluted Earnings per Common Share

	9M13
	Historical GAAP	Disc Ops- EPD DM	Historical GAAP Adj for EPD DM	Disc Ops- AbbVie	Specified Items	As Adjusted

Continuing Operations	$1.13	$(0.18)	$0.95	—	$0.21	$1.16
Discontinued Operations	$0.12	$0.18	$0.30	$(0.12)	$0.09	$0.27
Total	$1.25	—	$1.25	$(0.12)	$0.30	$1.43

Reconciliation of Financial Information

	9M13
	Historical GAAP	Disc Ops- EPD DM	Historical GAAP Adj for EPD DM	Disc Ops- AbbVie	Specified Items	As Adjusted	% to Sales

Continuing Operations
Intangible Amortization	$593	$(152)	$441	—	$(441)	—
Gross Margin	8,173	(825)	7,348	—	656	$8,004	54.7%
R&D	1,066	(54)	1,012	—	(16)	996	6.8%
SG&A	5,234	(403)	4,831	—	(155)	4,676	31.9%
Other Non-Operating Items	89	(17)	72	—	(18)	54
Earnings before taxes	1,784	(351)	1,433	—	845	2,278
Taxes on Earnings	(10)	(61)	(71)	—	507	436
Net Earnings	1,794	(290)	1,504	—	338	1,842
Diluted Earnings per Share	$1.13	$(0.18)	$0.95	—	$0.21	$1.16

Discontinued Operations
Net Earnings	$193	$290	$483	$(193)	$139	$429
Diluted Earnings per Share	$0.12	$0.18	$0.30	$(0.12)	$0.09	$0.27

Specified items for continuing operations reflect intangible amortization expense of $441 million; expenses associated with cost reduction initiatives of $185 million; a philanthropic contribution to the Abbott Fund of $40 million; and other costs of $179 million, including integration and separation-related costs; partially offset by favorable adjustments to tax expense of $237 million related to the resolution of various tax positions from previous years and $103 million for the impact of U.S. tax law changes enacted in 2013 related to 2012 results.

Specified items for discontinued operations are primarily related to cost reductions initiatives.

Reconciliation of Tax Rate for Continuing Operations

A reconciliation of the third-quarter tax rates for continuing operations for 2014 and 2013 is shown below:

	3Q14
(dollars in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$718	$278	38.7%
Specified items	294	(86)		1)
Excluding specified items	$1,012	$192	19.0%

	3Q13
(dollars in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$481	$(163)	(33.9)%
Specified items	337	293		2)
Excluding specified items	$818	$130	15.8%

1)             Specified items include current quarter tax expense of $110 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

2)             Specified items include a favorable adjustment to tax expense of $237 million from the resolution of various tax positions from previous years.

A reconciliation of the year-to-date tax rates for continuing operations for 2014 and 2013 is shown below:

	9M14
(dollars in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,716	$627	36.6%
Specified items	871	(136)		3)
Excluding specified items	$2,587	$491	19.0%

	9M13
(dollars in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,433	$(71)	(5.0)%
Specified items	845	507		4)
Excluding specified items	$2,278	$436	19.1%

3)             Specified items include year-to-date tax expense of $264 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

4)             Specified items include favorable adjustments to tax expense of $237 million related to the resolution of various tax positions from previous years and $103 million for the impact of U.S. tax law changes enacted in 2013 related to 2012 results.

Additional Financial Information

Reconciliation of the Reported 2014 Sales between Continuing and Discontinued Operations

($ in millions)

	2014 Sales
	Total Sales, Incl. Discontinued Operations		Discontinued Operations	Continuing Operations
	$	Operational % Change vs. PY	$	$	Operational % Change vs. PY

1H14

Total Sales	10,795	1.8	(942)	9,853	2.5
U.S.	3,050	(1.4)	—	3,050	(1.4)
International	7,745	3.0	(942)	6,803	4.4

Established Pharmaceuticals	2,367	0.8	(942)	1,425	5.4

3Q14

Total Sales	5,623	5.6	(519)	5,104	6.7
U.S.	1,577	(0.6)	—	1,577	(0.6)
International	4,046	8.3	(519)	3,527	10.2

Established Pharmaceuticals	1,290	5.7	(519)	771	12.9

9M14

Total Sales	16,418	3.0	(1,461)	14,957	3.9
U.S.	4,627	(1.2)	—	4,627	(1.2)
International	11,791	4.7	(1,461)	10,330	6.3

Established Pharmaceuticals	3,657	2.4	(1,461)	2,196	7.9

Reconciliation of the Reported 2013 Sales between Continuing and Discontinued Operations

($ in millions)

	2013 Sales
	Total Sales, Incl. Discontinued Operations	Discontinued Operations	Continuing Operations

1H13

Total Sales	10,824	(1,006)	9,818
U.S.	3,094	—	3,094
International	7,730	(1,006)	6,724

Established Pharmaceuticals	2,451	(1,006)	1,445

3Q13

Total Sales	5,369	(544)	4,825
U.S.	1,587	—	1,587
International	3,782	(544)	3,238

Established Pharmaceuticals	1,235	(544)	691

9M13

Total Sales	16,193	(1,550)	14,643
U.S.	4,681	—	4,681
International	11,512	(1,550)	9,962

Established Pharmaceuticals	3,686	(1,550)	2,136

4Q13

Total Sales	5,655	(562)	5,093
U.S.	1,588	—	1,588
International	4,067	(562)	3,505

Established Pharmaceuticals	1,288	(562)	726

Full Year 2013

Total Sales	21,848	(2,112)	19,736
U.S.	6,269	—	6,269
International	15,579	(2,112)	13,467

Established Pharmaceuticals	4,974	(2,112)	2,862

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